                                  EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (of 17,800 Shares of common stock, par value $0.001 per share of, CECO Environmental Corp.) of our report dated January 27, 1997 included in CECO Environmental Corp.'s Form 10-KSB for the year ended December 31, 1997 and to all references to included in the registration statement.



                                                     /s/ Margolis & Company P.C.

                                                     Margolis & Company P.C.


Bala Cynwyd, PA
May 6, 1998




                                      12